UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2024

Ameritrust Corporation

(Exact name of registrant as specified in its charter)

Wyoming	000-53371	98-0465540
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 N Gould Street, Suite R

Sheridan, Wyoming 82801

(Address of Principal Executive Offices, Including Zip Code)

(307) 200-2803

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Section 5 - Corporate Governance and Management

Item 5.01 Changes in Control of Registrant

The company reports that its address has changed from 1712 Pioneer Ave, Ste 500, Cheyenne, WY 82001, USA to 30 N Gould St, Ste R, Sheridan, WY 82801, USA, effective August 8, 2023.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

August 8, 2023: The company has officially registered with the Wyoming Secretary of State documenting the changes in the composition of the Board of Directors. This registration confirms the completion of the formalities related to the alteration in board membership. (Exhibit 1.1)

November 10, 2023 (Second Board Meeting): The Board of Directors convened and resolved to dismiss a director following findings of embezzlement of corporate funds and negligence in his duties. The specific reasons and details of these dismissals are documented. (Exhibit 1.2)

December 19, 2023 (Third Board Meeting): In a subsequent meeting, the Board of Directors voted to dismiss an additional director due to further incidents of misconduct and ongoing negligence. This action was taken to uphold fiduciary duties and protect shareholder interests. (Exhibit 1.3)

March 15, 2024 (First Board Meeting of 2024): The first board meeting of the year was held, where the Board of Directors voted to reorganize the board’s composition. This reshuffle is part of ongoing efforts to enhance governance and oversight capabilities. (Exhibit 1.4)

Biography

CEO: Kang Seok Song, 60

Mr. Kang Seok Song has been appointed as CEO of Ameritrust Corporation effective March 15, 2024. He holds a Bachelor’s degree in Chemistry from Kyunggi University (1982-1986). His career spans various sectors, starting at Schering Korea from 1989 to 1996, followed by managing a house rental business from 1997 to 2015. From 2016 to 2020, he led a Union for Housing Redevelopment and Maintenance in Sangok5 District in Incheon, Korea. Since 2019, he has been the representative for a joint reconstruction project in Hwagok-dong area in Seoul, Korea. Previously, he served as Secretary and Director at Ameritrust Corporation from June 7, 2023, to March 15, 2024.

Secretary and Director: Sook-Rye Min, 66

Ms. Sook-Rye Min has been appointed as Secretary and Director of Ameritrust Corporation effective March 15, 2024. She completed advanced studies in piano at Sejong University (2007-2010) and additional training at Yonsei and Ewha Womans Universities in Seoul, Korea. Her professional background includes leading piano academies such as Min Arte (1981-1988), Myungmoon (1990-2001), and Hansol Myungmoon (2006-2022). She has also worked in the IT department at Beespoke Capital Inc. since October 1, 2021. Prior to her current role, she served as a Director at Ameritrust Corporation from June 7, 2023.

Director: Jong-Sun Kim, 64

Jong-Sun Kim has served as a Director of Ameritrust Corporation since March 15, 2024. Her extensive career includes roles as a licensed practical nurse and team leader at Cheongdam Plastic Surgeon Hospital (1999-2016) and holding executive positions at Ameritrust Corporation, both in the U.S. and Korea, culminating as CEO from June 7, 2023, to March 15, 2024. Additionally, she was the General Manager at Beespoke Capital, Inc. starting March 1, 2020. Kim earned a pastor’s certificate from the Graduate School of Presbyterian Theology in 2011.

Exhibit Index for this 8-K is as follows:

Exhibit No.	Description

1.1	Filing information to the State of Wyoming regarding official business address and the composition of Board as of July 20, 2023

1.2	Ameritrust Corporation BoD minute (November 10, 2023) regarding the Board’s action for a certain Director.

1.3	Ameritrust Corporation BoD minute (December 19, 2023) regarding the Board’s action for a certain Director.

1.4	Ameritrust Corporation BoD minute (March 15, 2024) regarding the resignation/appointment of CEO, appointment of new Board members

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Ameritrust Corporation

June 4, 2024

By:	/s/ Seok-Song Kang
Seok-Song Kang
Chief Executive Officer

Dated: June 4, 2024